FOR IMMEDIATE RELEASE

Contact:

Investor Relations:

Brinlea Johnson

212-551-1453

brinlea@blueshirtgroup.com

drugstore.com Reports Highest Net Revenues in Company History

- OTC, Vision and Beauty Sales Outpace Industry

- Net Income of $1.3 Million and Adjusted EBITDA More Than Doubles Year-Over-Year to $5.6 Million

BELLEVUE, WA - April 29, 2009 - drugstore.com, inc. (NASDAQ: DSCM), a leading online retailer of health, beauty, vision, and pharmacy products, today announced its financial results for the first quarter ended March 29, 2009. The company reported record quarterly net sales of $98.3 million and net income of $1.3 million, which included a one-time benefit of $1.2 million. The company more than doubled adjusted EBITDA to $5.6 million from $2.0 million reported in the same period of the prior year. Adjusted EBITDA is a non-GAAP financial measure defined as earnings before interest, taxes, depreciation, and amortization of intangible assets and non-cash marketing expense, adjusted to exclude the impact of stock-based compensation expense.

"I am very pleased with our strong first quarter results - posting record quarterly revenues, net income and adjusted EBITDA, and delivering another profitable quarter," said Dawn Lepore, chief executive officer and chairman of the board of drugstore.com, inc.  "Against the backdrop of a challenging consumer environment, we achieved OTC sales growth of over 11% year-over-year, drove beauty sales growth of 14% and increased vision sales by 13%. All of these results are significantly ahead of eCommerce and industry trends and we believe we are gaining market share over both traditional brick-and-mortar stores and eCommerce companies. Our success in the current market conditions makes us an even more attractive partner and distribution channel for leading health and beauty companies."

"During the quarter, we experienced strong repeat orders, predominantly of beauty and everyday replenishment items, and drove new customer growth of 15% year-over-year. Margins have remained solid at 28.2% as our profitability initiatives have offset most of the impact of the increased customer utilization on promotional offers. We believe that we have the customer base, product assortment and partnerships to position the company to emerge post-recession even stronger," concluded Ms. Lepore.

Net income for the first quarter of 2009 was $1.3 million, or $0.01 per share, compared to a net loss of $2.7 million, or $0.03 per share, for the first quarter of 2008.  The first quarter of 2009 net income includes $1.0 million in non-cash stock-based compensation expense and a $1.2 million benefit from the resolution reached on April 27, 2009, between the company and the State of New Jersey, regarding sales and use taxes owed by the company for the period January 1, 2000 through February 22, 2008.

Outlook for Second Quarter of 2009

For the second quarter of 2009, the company is targeting net sales in the range of $93.0 million to $97.0 million, net income in the range of $250,000 to a net loss of $1.75 million, and adjusted EBITDA in the range of $3.0 million to $5.0 million.

Financial and Operational Highlights for the First Quarter of 2009
(All comparisons are made to the first quarter of 2008 and reflect the reporting of the local pick-up business as discontinued operations)

Key Financial Highlights:

  Gross margins increased 80 basis points to 28.2%.
  Total contribution margin dollars increased by approximately 12% to $19.9 million.
  Total orders grew by 10.6% to 1.5 million, while contribution margin dollars per order increased to approximately $13.50.
  Fulfillment expenses as a percentage of sales decreased 70 basis points to 11.2%.
  Capital expenditures decreased 67% to $1.7 million.
  Cash, cash equivalents, and marketable securities were $36.7 million at quarter end.

Net Sales Summary:

  OTC net sales grew by over 11% to $72.1 million for the quarter, including Beauty.com growth of 14%.
  Vision net sales grew 13% to $17.4 million for the quarter.
  Mail-order pharmacy net sales decreased 28% to $8.8 million.
  Average net sales per order were $67. Average net sales per order were $57 for OTC, grew 6.5% to $115 for vision, and decreased to $151 for mail-order pharmacy.

  Net sales from repeat customers [1] represented 77% of net sales.

Key Customer Milestones:

  We served approximately 400,000 new customers, inclusive of our strategic partnerships, during the quarter, up 15% over the same period in the prior year.
  Marketing and sales expense per new customer decreased 1% to approximately $23.50.
  We have now served over 10.2 million customers since inception.
  The number of active customers [2] was 2.7 million, up 10.5% year over year.
  Net sales from repeat customers exclude Weil Lifestyle, LLC (Weil) related Custom Nutrition Services (CNS) net sales and reflect only the activity of customers making purchases through the Web sites of drugstore.com, inc. and its subsidiaries.
  Active customer base reflects those customers who have purchased at least once within the last 12 months. Both the active customer base (a trailing 12-month number) and average annual spend per active customer exclude net sales and orders generated by the company's CNS fulfillment relationship with Weil, and reflect only the activity of customers making purchases through the Web sites of drugstore.com, inc. and its subsidiaries.

Conference Call

Investors, analysts, and other interested parties are invited to join the drugstore.com, inc. quarterly conference call on April 29, 2009 at 5:00 p.m. ET (2:00 p.m. PT).  To participate, callers should dial 866-250-2351 (international callers should dial 303-262-2130) five minutes beforehand.  Investors may also listen to the conference call live at http://investor.drugstore.com/, by clicking on the "audio" hyperlink.  A replay of the call will be available through Friday, May 1, 2009 by dialing 800-405-2236 (enter pass code 11130228#) or internationally at 303-590-3000 (enter pass code 11130228#) beginning two hours after completion of the call.

Non-GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, drugstore.com, inc. uses the non-GAAP measure of adjusted EBITDA, defined as earnings before interest, taxes, depreciation, and amortization of intangible assets and non-cash marketing expenses, adjusted to exclude the impact of stock-based compensation expense. This non-GAAP measure is provided to enhance the user's overall understanding of the company's current financial performance. Management believes that adjusted EBITDA, as defined, provides useful information to the company and to investors by excluding certain items that may not be indicative of the company's core operating results. In addition, because drugstore.com, inc. has historically provided adjusted EBITDA measures to investors, management believes that including adjusted EBITDA measures provides consistency in the company's financial reporting. However, adjusted EBITDA should not be considered in isolation, or as a substitute for, or as superior to, net income/loss, cash flows, or other consolidated income/loss or cash flow data prepared in accordance with GAAP, or as a measure of the company's profitability or liquidity. Although adjusted EBITDA is frequently used as a measure of operating performance, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. Net income/loss is the closest financial measure prepared by the company in accordance with GAAP in terms of comparability to adjusted EBITDA. A reconciliation of adjusted EBITDA to net income/loss is included with the financial statements attached to this release.

In addition, the company uses the non-GAAP measure of free cash flow, defined as net cash provided by (used in) operating activities plus proceeds from the sale of discontinued operations less purchases of fixed assets as disclosed on our consolidated statements of cash flows. Management believes that free cash flow is an important liquidity metric because it measures, during a given period, the amount of cash generated that is available to service debt obligations, make investments, fund acquisitions and for certain other activities. Free cash flow is not a measure determined in accordance with GAAP and may not be defined or calculated by other companies in the same manner. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to accounts payable, including inventory purchases, and accounts receivable. Since free cash flow includes investments in operating assets, management believes this non-GAAP liquidity metric is useful in addition to the most directly comparable GAAP measure of net cash provided by (used in) operating activities, and should not be used as a substitute for it or any other measure determined in accordance with GAAP. A reconciliation of free cash flow to net cash provided by operating activities is included with the supplemental financial schedules attached to this release.

About drugstore.com, inc.

drugstore.com, inc. (NASDAQ: DSCM) is a leading online retailer of health, beauty, vision, and pharmacy products. Our portfolio of brands includes: drugstore.com™, Beauty.com™, and VisionDirect.com™. All are accessible from http://www.drugstore.com and provide a convenient, private, and informative shopping experience while offering a wide assortment of more than 45,000 products at competitive prices.

The drugstore.com pharmacy is certified by the National Association of Boards of Pharmacy (NABP) as a Verified Internet Pharmacy Practice Site (VIPPS) and operates in compliance with federal and state laws and regulations in the United States.

The financial results contained in this press release are preliminary and unaudited. In addition, this press release contains forward-looking statements regarding future events or the future financial and operational performance of drugstore.com, inc. Words such as "target," "believe," "may," "will," "continue," "should," and similar expressions, are intended to identify forward-looking statements. Forward-looking statements are based on current expectations, are not guarantees of future performance and involve assumptions, risks, and uncertainties. Actual performance may differ materially from those contained or implied in such forward-looking statements. Risks and uncertainties that could lead to such differences could include, among other things: effects of changes in the economy, changes in consumer spending, fluctuations in the stock market, changes affecting the Internet, online retailing and advertising, difficulties establishing our brand, and building a critical mass of customers, the unpredictability of future revenues and expenses and potential fluctuations in revenues and operating results, risks related to business combinations and strategic alliances, possible tax liabilities relating to the collection of sales tax, consumer trends, the level of competition, seasonality, the timing and success of expansion efforts, changes in senior management, risks related to systems interruptions, possible governmental regulation, and the ability to manage a growing business. Additional information regarding factors that potentially could affect the business, financial condition, and operating results of drugstore.com, inc. is included in the company's periodic filings with the SEC on Forms 10-K, 10-Q, and 8-K. drugstore.com, inc. expressly disclaims any intent or obligation to update any forward-looking statement, except as otherwise specifically stated by it.

drugstore.com, inc.
Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended
	March 29,	March 30,
	2009	2008

Net sales	$ 98,315	$ 92,568

Costs and expenses: (1) (2)
Cost of sales	70,552	67,183
Fulfillment and order processing	11,024	11,000
Marketing and sales	9,410	8,314
Technology and content	5,925	5,203
General and administrative	2,896	5,394
Amortization of intangible assets	207	245
Total costs and expenses	100,014	97,339

Operating loss	(1,699)	(4,771)

Interest income, net	43	279

Loss from continuing operations	(1,656)	(4,492)
Gain from discontinued operations, net of tax	2,985	1,807

Net income (loss)	$ 1,329	$ (2,685)

Basic and diluted net income (loss) per share	$ 0.01	$ (0.03)

Weighted average shares used in computation of
basic and diluted net income (loss) per share	97,355,613	96,392,737

_________
(1) Set forth below are the amounts of stock-based compensation by operating function recorded in the Statements of Operations:
Fulfillment and order processing	$ 119	$ 185
Marketing and sales	350	315
Technology and content	245	358
General and administrative	307	1,226
	$ 1,021	$ 2,084

(2) Set forth below are the amounts of depreciation by operating function recorded in the Statements of Operations:

Fulfillment and order processing	$ 746	$ 458
Marketing and sales	1	1
Technology and content	2,223	1,505
General and administrative	112	112
	$ 3,082	$ 2,076

SUPPLEMENTAL INFORMATION: Gross Profit and Gross Margin Information:

	Three Months Ended
	March 29,	March 30,
(In thousands, unless otherwise indicated)	2009	2008

Net sales	$ 98,315	$ 92,568
Cost of sales	70,552	67,183
Gross profit	$ 27,763	$ 25,385

Gross margin	28.2%	27.4%

SUPPLEMENTAL INFORMATION: Segment Information:

	Three Months Ended
	March 29,	March 30,
(In thousands, unless otherwise indicated)	2009	2008
Net sales:
OTC	$ 72,087	$ 64,851
Vision	17,441	15,436
Mail-order pharmacy	8,787	12,281
	$ 98,315	$ 92,568
Cost of sales:
OTC	$ 49,927	$ 45,013
Vision	13,599	12,028
Mail-order pharmacy	7,026	10,142
	$ 70,552	$ 67,183
Gross profit:
OTC	22,160	19,838
Vision	3,842	3,408
Mail-order pharmacy	1,761	2,139
	$ 27,763	$ 25,385
Gross margin:
OTC	30.7%	30.6%
Vision	22.0%	22.1%
Mail-order pharmacy	20.0%	17.4%
	28.2%	27.4%
Variable order costs:
OTC	$ 6,448	$ 5,965
Vision	776	743
Mail-order pharmacy	679	929
	7,903	7,637
Contribution margin:
OTC	$ 15,712	$ 13,873
Vision	3,066	2,665
Mail-order pharmacy	1,082	1,210
	$ 19,860	$ 17,748

SUPPLEMENTAL INFORMATION: Reconciliation of Net Income (Loss) to Adjusted EBITDA (See Note 3 below):

	Three Months Ended
	March 29,	March 30,
(In thousands, unless otherwise indicated)	2009	2008

Net income (loss)	$ 1,329	$ (2,685)
Amortization of intangible assets	207	245
Amortization of non-cash marketing	-	573
Stock-based compensation	1,021	2,084
Depreciation	3,082	2,076
Interest income, net	(43)	(279)
Adjusted EBITDA	$ 5,596	$ 2,014

NOTE 3: Supplemental information related to the company's adjusted EBITDA for the three months ended March 29, 2009 and March 30, 2008 is presented for informational purposes only and is not prepared in accordance with generally accepted accounting principles. Adjusted EBITDA is defined as earnings before taxes, depreciation, and amortization of intangible assets and non-cash marketing expense, adjusted to exclude the impact of stock-based compensation expense.

SUPPLEMENTAL INFORMATION: Reconciliation of Forecasted Q2 2009 Net Income (Loss) Range to Forecasted Q2 2009 Adjusted EBITDA Range

Range Calculated As:	Three Months Ended
	June 28, 2009
(In thousands, unless otherwise indicated)	Range High	Range Low

Net income (loss)	$ 250	$ (1,750)
Amortization of intangible assets	215	215
Stock-based compensation	1,100	1,100
Depreciation	3,500	3,500
Interest income, net	(65)	(65)
Adjusted EBITDA	$ 5,000	$ 3,000

SUPPLEMENTAL INFORMATION: Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow:

	Three Months Ended
	March 29,	March 30,
(In thousands, unless otherwise indicated)	2009	2008

Net cash (used in) provided by operating activities	$ (1,820)	$ 167
Add: Proceeds from sale of discontinued operations	2,973	-
Less: Purchases of fixed assets	(1,732)	(5,182)
Free Cash Flow	$ (579)	$ (5,015)

drugstore.com, inc.
Consolidated Balance Sheets
(in thousands, except share data)

	March 29,	December 28,
	2009	2008
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$ 25,976	$ 25,197
Marketable securities	10,746	12,997
Accounts receivable, net of allowances	9,346	9,108
Inventories	31,913	32,704
Other current assets	2,919	2,128
Assets of discontinued operations	2,983	5,954
Total current assets	83,883	88,088

Fixed assets, net	27,070	28,306
Other intangible assets, net	3,658	3,731
Goodwill	32,202	32,202
Other long-term assets	222	222
Total assets	$ 147,035	$ 152,549

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 29,434	$ 31,208
Accrued compensation	3,564	4,416
Accrued marketing expenses	4,382	4,630
Other current liabilities	3,345	4,560
Current portion of long-term debt	2,835	2,998
Liabilities of discontinued operations	2,973	5,946
Total current liabilities	46,533	53,758

Long-term debt, less current portion	2,089	2,567
Deferred income taxes	955	953
Other long-term liabilities	1,105	1,071

Stockholders' equity:
Common stock, $.0001 par value, stated at amounts paid in:
Authorized shares - 250,000,000
Issued and outstanding shares - 99,531,469 and 96,547,079
as of March 29, 2009 and December 28, 2008, respectively	864,923	864,282
Accumulated other comprehensive income (loss)	(45)	57
Accumulated deficit	(768,525)	(770,139)
Total stockholders' equity	96,353	94,200
Total liabilities and stockholders' equity	$ 147,035	$ 152,549

drugstore.com, inc.
Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended
	March 29,	March 28,
	2009	2008
	(unaudited)
Operating activities:
Net income (loss)	$ 1,329	$ (2,685)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation	3,082	2,076
Amortization of intangible assets	207	245
Stock-based compensation	1,021	2,084
Other, net	(48)	(6)
Changes in:
Accounts receivable	(238)	359
Inventories	791	1,643
Other assets	(791)	201
Accounts payable, accrued expenses and other liabilities	(4,198)	(4,383)
Net cash provided by (used in) activities of discontinued operations	(2,975)	633
Net cash (used in) provided by operating activities	(1,820)	167

Investing activities:
Purchases of marketable securities	(1,700)	(14,784)
Sales and maturities of marketable securities	3,899	18,438
Proceeds from sale of discontinued operations	2,973	-
Purchases of fixed assets	(1,732)	(5,182)
Purchases of intangible assets	(134)	-
Net cash provided by (used in) investing activities	3,306	(1,528)

Financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	48	423
Proceeds from line of credit	-	3,500
Principal payments capital lease and term loan obligations	(755)	(486)
Net cash (used in) provided by financing activities	(707)	3,437

Net increase in cash and cash equivalents	779	2,076
Cash and cash equivalents, beginning of period	25,197	18,572
Cash and cash equivalents, end of period	$ 25,976	$ 20,648